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                                                                      EXHIBIT 22

                 SUBSIDIARIES OF U.S. XPRESS ENTERPRISES, INC.
           FOR NINE-MONTH TRANSITION PERIOD ENDED DECEMBER 31, 1997

                           U.S. Xpress, Inc.
                           CSI/Crown, Inc.
                           JTI, Inc.
                           U.S. Xpress Leasing, Inc.
                           Xpress Air, Inc.